Exhibit 10.15

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

[ADAPTIVE NETWORKS LOGO]                                       [NEW VISUAL LOGO]

                                                          NEW VISUAL CORPORATION


                        DEVELOPMENT AND LICENSE AGREEMENT

This Development and License Agreement (this "Agreement") is made and entered into as of April 17, 2002 (the "Effective Date") by and between Adaptive Networks, Inc. ("ANI"), a Massachusetts corporation with its principal place of business at 94 Wells Avenue, Newton, MA 02459, and New Visual Corporation ("NVC"), a Utah corporation with its principal place of business at 5920 Friars Road, Suite 104, San Diego, CA 92108 (individually hereinafter sometimes a "Party" and collectively, the "Parties").

                                   BACKGROUND
                                   ----------

WHEREAS, ANI is the owner of and is developing certain technologies for communications over various media, including powerlines and copper telephone wire, that are degraded by noise, signal attenuation and/or signal distortion;

WHEREAS, NVC is the owner of and is developing certain technologies for high-speed communications over metallic media, including copper telephone wire;

WHEREAS, NVC desires to receive from ANI, and ANI desires to grant to NVC, a perpetual, worldwide right and license to its PowerStream Technology in the Field (each as defined below);

WHEREAS, NVC and ANI have been jointly working to develop a multiple wideband high-speed communications technology (defined below as "MWB Technology");

WHEREAS, NVC desires to engage ANI to perform certain development services for it pursuant to the terms of this Agreement; and

WHEREAS, ANI and NVC desire to clarify their ownership rights in the MWB IP and MWB Deliverables (each as defined below);

NOW, THEREFORE, in consideration of the mutual promises, obligations and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which each party acknowledges, and intending to be legally bound, the parties hereto agree as follows:

1.       PURPOSE AND SCOPE OF AGREEMENT

         This Agreement sets forth the terms and conditions under which ANI will license the PowerStream Technology to NVC, ANI will perform development services for NVC, and NVC and ANI will clarify their respective rights in the MWB IP and MWB Deliverables.

2.       DEFINITIONS

2.1 "AFFILIATE" of a Party means any person that is directly or indirectly controlled by, under common control with, or that controls such Party.

2.2 "CODE" means programming instructions for any Deliverables. Unless otherwise stated herein, to the extent applicable, Code includes, but is not limited to, the following Deliverables: chip design code, firmware, system simulation software, source code, system modules, emulations, test benches, design validation code, run time software, and object code.

2.3 "COMPETITOR" of a Party shall mean any person that is not an Affiliate of such Party that derives substantial revenues at the relevant time from the sale or license of products, services or intellectual property directly competitive with those of such Party, or is actively preparing to do so.

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2.4      "DELIVERABLES" means MWB Deliverables and PowerStream Deliverables.

2.5 "DELIVERY DATE" means the date ANI has delivered all of the Deliverables to NVC.

2.6 "DEVELOPMENT SCHEDULE" means the schedule described in the documents entitled "Project Plan for Design and Verification of a Multiple Wide Band (MWB) Communications System Prototype, Nov 19, 2001 Revision 0.3" and "High-Data-Rate Long-Distance Communications for Noisy and Attenuated Media such as VDSL, Rev 1.00, September 10, 2001", as the same may be completed, amended and/or supplemented by the mutual agreement of the Parties pursuant to Section 4.1.

2.7 "DOCUMENTATION" means any information in any medium, including training materials, pertaining to the Deliverables, including product descriptions, specifications, reference designs and technical manuals.

2.8      "ERROR" means any of the following:

         (1) "Code Error" means Code that does not meet the Specifications for any applicable Deliverables.
         (2) "Documentation Error" means a material failure of the Documentation to accurately describe a program function contained in any applicable Deliverables; Documentation that does not meet the Specifications for any applicable Deliverables; or Documentation that does not enable a reasonably competent developer to use the Code for further development purposes, as described in the Deliverables.
         (3) "Other Error" means any material non-conformance of the Deliverable with all or any part of the Specifications for the Deliverable, other than Code Error or Documentation Error.

2.9 "FIELD" means transmission products for any portion of the telecommunications network comprised of copper telephone wire between and including the carrier's facility and the termination of that wire at the access point at the user premises, including in-building copper telephone wire cable riser applications in multi-tenant units (MTUs) and multi-dwelling buildings (MDUs). Other in-building applications are not included in the Field.

2.10 "IMPROVEMENT" means an Invention or work of authorship which is a revision, enhancement, modification, translation, abridgement, condensation, expansion, improvement, refinement or embodiment of PowerStream Deliverables or MWB Deliverables and is conceived and reduced to practice, which if copied or used without a license from the owner(s) of such technology would constitute an infringement of the PowerStream IP or the MWB IP.

2.11 "INVENTION" means any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, including without limitation the inventions claimed in the PowerStream Patents and the MWB Patents.

2.12 "IP" means (i) Patent Rights, (ii) rights of ownership in any Invention underlying any Patent Rights, (iii) all United States and foreign semiconductor mask work rights and registrations for such rights, (iv) rights to trade secrets, know-how, technical information and technical data, (v) copyrights and other literary property and author rights, whether or not copyrightable, and (vi) all Improvements to any of the foregoing. "IP" does not include any rights in any trademarks, trade names, service marks or logos, or the goodwill associated therewith; provided, however, that NVC may use ANI's mark "PowerStream", in a manner approved in advance in writing by ANI, to indicate that NVC's products include the PowerStream technology.

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2.13     "LICENSEE" is defined in Section 4.3.3(ii).

2.14 "LICENSE REVENUES" means consideration received by NVC from third parties pursuant to a direct or indirect license under the MWB IP from NVC.

2.15 "MAINTENANCE PERIOD" means the period commencing upon the Delivery Date and ending twelve (12) months thereafter.

2.16 "MWB DELIVERABLES" means any and all hardware, firmware, software, object code, source code, programs, Documentation, information, notes, and materials, in whatever form, set forth in the Development Schedule and to be delivered by ANI to NVC pursuant to this Agreement on the delivery dates specified in the Development Schedule.

2.17 "MWB IP" means all IP embodied in the MWB Deliverables on the Delivery Date, including without limitation the Patent Rights represented by the MWB Patents, and all IP embodied in Improvements to the MWB Deliverables, other than PowerStream IP.

2.18 "MWB PATENTS" means the patent application specified as such on Exhibit D, any patent applications filed at any time to the extent that the claims of such patent applications read on Inventions comprising MWB IP conceived and reduced to practice prior to the end of the Maintenance Period, and any and all divisions, continuations, continuations-in-part, renewals and substitutes thereof or therefor, and patents issued pursuant thereto.

2.19 "MWB TECHNOLOGY" means that multiple wideband, high speed communications technology being jointly developed by ANI and NVC, as further described in the document entitled "High-Data-Rate Long Distance Communications for Noisy and Attenuated Media such as VDSL," rev. 1.00, dated September 10, 2001, and which will be further developed jointly by ANI and NVC pursuant to this Agreement.

2.20 "NET SALES PRICE" means, in the case of sales by NVC, the actual sales price (which does not include sales, tariff, duties and/or use taxes directly imposed or outbound transportation costs charged to customers) invoiced or shipped by NVC for Products sold by NVC to third parties in bona fide arm's length transactions, less only: (i) discounts allowed in amounts customary in the trade for quantity purchases, and (ii) amounts allowed or credited on returns. No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by NVC or its subsidiaries and on its payroll, or for cost of collections. Net Sales arise upon invoicing or shipping by NVC. If a Product is distributed or invoiced to an affiliated entity or otherwise for a discounted price substantially lower than customary in the trade, Net Sales Price shall be based on the customary amount billed by NVC for Products to unaffiliated third parties.

2.21 "PATENT RIGHTS" means all rights arising from or related to any and all patent applications, patents, and any and all divisions, continuations, continuations-in-part, renewals and substitutes thereof or therefore, in or under all patent classes or types, and any equivalent rights in all countries of the world.

2.22 "POWERSTREAM DELIVERABLES" means any and all hardware, firmware, software, object code, source code, programs, Documentation, information, notes, and materials, in whatever form, set forth in Exhibit B.

2.23 "POWERSTREAM IP" means all IP embodied in the PowerStream Deliverables on the Delivery Date, including without limitation the Patent Rights represented by the PowerStream Patents, and all IP embodied in Improvements to the PowerStream Deliverables, other than Improvements that relate only to the MWB Deliverables.

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2.24     "POWERSTREAM PATENTS" means the patents and patent applications specified as such on Exhibit C, any patent applications filed by ANI at any time to the extent that such claims read on inventions comprising PowerStream Technology conceived and reduced to practice prior to the end of the Maintenance Period, any and all divisions, continuations, continuations-in-part, renewals and substitutes thereof or therefor, and patents issued pursuant thereto.

2.25 "POWERSTREAM TECHNOLOGY" means ANI's high speed powerline technology, which includes a synchronizer, a digital equalizer, a modulator/demodulator, a forward error correction encoder/decoder, an error detection encoder/decoder, physical layer management, segmentation and reassembly, link protocol, quality of service, and applicable interfaces.

2.26 "PRODUCTS" means products that are designed for use only in the Field implementing the PowerStream Technology and/or MWB Technology and that, but for the provisions of this Agreement, would infringe the PowerStream IP and/or MWB IP.

2.27 "SPECIFICATIONS" means the specifications for the MWB Deliverables as set forth in the documents entitled "Project Plan for Design and Verification of a Multiple Wide Band (MWB) Communications System Prototype, Nov 19, 2001 Revision 0.3" and "High-Data-Rate Long-Distance Communications for Noisy and Attenuated Media such as VDSL, Rev 1.00, September 10, 2001", as the same may be completed, amended and/or supplemented in accordance with Section 4.1.

2.28 "UPDATES" means any modifications or revisions to the Deliverables that correct Errors, provide other incidental corrections or embody Improvements.

3.       POWERSTREAM LICENSE

3.1 GRANT OF LICENSE. Subject to, and effective upon, NVC's completion of payment of the license fee specified in Section 5.1(i) and (ii), ANI hereby grants to NVC and NVC hereby accepts from ANI a worldwide, perpetual, nontransferable (except as provided in Section 15.2) license under the PowerStream IP:

         (i) to make, use, create, develop, sell, offer to sell, rent, lease, distribute, market, commercialize, export and/or import Products anywhere in or throughout the world;

         (ii) to have Products made, used, created, developed, sold, offered for sale, rented, leased, distributed, marketed, commercialized, exported and/or imported anywhere in or throughout the world, provided that NVC may not have Products made, created or developed by a Competitor of ANI without ANI's prior written consent; and

         (iii) to grant sublicenses (which may authorize further sublicensing through one or more layers of sublicensees) to third parties to do the things permitted in clauses (i) and (ii), provided that NVC may not grant such sublicenses to a Competitor of ANI without ANI's prior written consent.

         Notwithstanding the foregoing, NVC shall have no rights under clauses
         (i) and (ii) outside of the Field and shall not make, have made for it, use, sell, offer to sell, export or import Products that are designed to permit general commercial use outside the Field without substantial modification. ANI shall deliver to NVC all PowerStream Deliverables in accordance with the Development Schedule.

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3.2      EXCLUSIVITY. ANI shall not, during the term of this Agreement, directly or indirectly, without the prior written consent of NVC:

         (i) make, use, develop, sell, offer to sell, rent, lease, distribute, market, commercialize, export and/or import any Products, or have any Products made, used, sold, developed, offered for sale, rented, leased, distributed, marketed, commercialized, exported and/or imported for itthat are designed to permit general commercial use within the Field without substantial modification, nor

         (ii)     agree with or grant licenses to third parties to do so.

         Notwithstanding the foregoing, ANI may perform the development services under this Agreement and may engage in research and development in the Field without restriction on its own behalf, but may not perform research and development in the Field for third parties. NVC acknowledges that ANI has previously granted non-exclusive licenses under the PowerStream IP in the Field to two parties with worldwide businesses headquartered in the United States, and the exclusivity given to NVC by this Section is subject to those licenses.

3.3 TERMINATION OF EXCLUSIVITY. If NVC fails to complete the payment of the license fee specified in Section 5.1(i) and (ii) and the development fee set forth in Section 5.2.2 in accordance with the payment schedule set forth therein, then unless NVC shall complete such payments within 120 days after receiving written notice from ANI of its intention to commence the activities described in clause (i) of Section 3.2, said clause shall thereafter no longer apply, and, unless NVC shall complete such payments within 120 days after receiving written notice from ANI of its intention to grant a license or licenses to others as described in clause (ii) of Section 3.2, said clause shall no longer apply.

3.4 RESERVATION OF RIGHTS. ANI retains all rights in respect of the PowerStream IP outside the Field, directly or indirectly, through the grant of licenses to third parties or otherwise.

3.5 ASSIGNMENT OF POWERSTREAM IMPROVEMENTS. NVC hereby assigns to ANI all right, title and interest in and to all Improvements under the PowerStream IP or the PowerStream Technology made by NVC during the term of this Agreement that do not meet the definition of MWB Technology or MWB IP; such Improvements shall be included within the license granted in Section 3.1, and shall accordingly be subject to Sections 3.2 and 3.3.

4.       DEVELOPMENT OF MWB TECHNOLOGY

4.1 DEVELOPMENT PROJECT. ANI shall undertake and diligently pursue, directly or through one or more subcontractors, a development program for a working MWB prototype in accordance with the Development Schedule and the Specifications. ANI and NVC shall amend and supplement the Development Schedule to reflect their current informal agreement regarding the currently contemplated Development Schedule within thirty
         (30) days after the Effective Date, and shall thereafter use their good faith best efforts to mutually agree in writing regarding appropriate amendments and/or supplements to the Specifications and the Development Schedule by mutual written agreement. ANI shall use its best efforts to develop and deliver, directly or through one or more subcontractors, the Deliverables, in accordance with the Specifications and the Development Schedule.

4.2 CO-OWNERSHIP OF MWB IP. It is the Parties' intention that they be joint owners of all right, title and interest of either party in the MWB IP and any Improvements thereon developed prior to the end of the

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         Maintenance Period. 'Accordingly, subject to, and effective upon, NVC's completion of payment of the license fee specified in Section 5.1(i) and (ii), to the extent necessary to effect such joint ownership, each Party hereby assigns and agrees to assign to the other Party a one-half undivided interest in any MWB IP and any Improvements thereon developed prior to the end of the Maintenance Period, without royalty or other consideration, except as expressly provided herein. Each Party agrees to execute any documents, provide any affidavit, testimony, statement and information, and render any assistance necessary to register (including, but not limited to, any patent, copyright or other registry), prove or evidence the other Party's co-ownership rights set forth in this section, or to otherwise carry out the intent of this section. Without limiting the generality of the foregoing, ANI agrees to take such steps as are necessary to register NVC as a co-owner of the MWB Patents.

4.3      RESTRICTIONS ON OWNERSHIP RIGHTS.

         4.3.1 RESTRICTIONS ON NVC'S OWNERSHIP RIGHTS. During the term of this Agreement, NVC shall not, directly or indirectly:

                  (i) make, have made, use, sell, offer to sell, rent, lease, distribute, market, commercialize, export or import Products that are designed to permit general commercial use outside the Field without substantial modification, nor allow any of its Licensees (as hereinafter defined) to do the same, without the prior written consent of ANI (which may be withheld or made subject to conditions in ANI's sole discretion); or

                  (ii) grant licenses under the MWB IP to, or have Products made by, a Competitor of ANI without ANI's prior written consent.

         4.3.2 RESTRICTIONS ON ANI'S OWNERSHIP RIGHTS. During the term of this Agreement, ANI shall not, directly or indirectly:

                  (i) make, have made, use, sell, offer to sell, rent, lease, distribute, market, commercialize, export or import Products that are designed to permit general commercial use within the Field without substantial modification, nor allow any of its Licensees to do the same, without the prior written consent of NVC (which may be withheld or made subject to conditions in NVC's sole discretion); provided, however, that ANI may perform the development services hereunder and may engage in research and development in the Field without restriction on its own behalf, but may not perform research and development in the Field for third parties, or

                  (ii) grant licenses under the MWB IP to third parties to do the things prohibited in clause (i).

         4.3.3    GENERAL PROVISIONS REGARDING RESTRICTIONS.

                  (i) Each Party expressly agrees that the restrictions to which it is subject are reasonable in scope and are to be enforced to the full extent of their reasonable meanings, and that this Agreement, including any ambiguities in the expression of the restrictions, shall be interpreted to maximize the scope and enforcement of the restrictions.

                  (ii) Each Party shall impose the restrictions to which it is subject by legally enforceable written agreement on all third parties that acquire Products or rights under the MWB IP directly or indirectly from such Party, including any successor, acquiror, assignee or transferee ("Licensees"). Any agreement granting or transferring rights under the MWB IP which fails to do so shall be void and of no effect.

                  (iii) Each Party shall be responsible for the compliance or noncompliance of its Licensees with the restrictions to which it is subject.

                  (iv) If NVC intentionally and materially violates the restrictions set forth in Section 4.3.1 and fails to cease such violations within thirty (30) days after receiving written notice thereof from ANI, then, in addition to any other remedies to which ANI may be entitled, Section 4.3.2 shall thereafter no longer apply.

4.4 BENEFITS FROM EXERCISE OF OWNERSHIP RIGHTS. Except as specifically provided herein, a Party shall not be liable to the other Party in any way for damages, revenues, profits, accounting, income, royalties or any other benefits, monetary or other, derived by such Party from or in connection with exercising its ownership right, title or interest in or to the MWB IP in accordance with the provisions of Sections 4.2 and 4.3 of this Agreement. Each Party shall be solely responsible for any taxes, liabilities, damages, duties, fines, penalties, fees, charges or other burdens arising from or in connection with such Party's exercise of its ownership right, title or interest in or to the MWB IP.

4.5 TERMINATION OF EXCLUSIVITY. If NVC fails to complete the payment of the license fee specified in Section 5.1(i) and (ii) and the development fee set forth in Section 5.2.2 in accordance with the payment schedule set forth therein, then unless NVC shall complete such payments within 120 days after receiving written notice from ANI of its intention to commence the activities described in clause (i) of Section 4.3.2, said clause shall thereafter no longer apply, and, unless NVC shall complete such payments within 120 days after receiving written notice from ANI of its intention to grant a license or licenses to others as described in clause (ii) of Section 4.3.2, said clause shall no longer apply.

5.       LICENSE FEE, DEVELOPMENT FEE AND ROYALTIES.

5.1 LICENSE FEE. In consideration of the rights granted under Article 3 of this Agreement, NVC shall pay ANI a license fee totaling four million, one hundred ninety two thousand dollars (US$4,192,000.00), payable as follows:

         (i) $3,442,000.00 shall be paid by the issuance by NVC of shares of its capital stock and the payment of cash by NVC to Zaiq Technologies, Inc. ("Zaiq") for consideration consisting of the receivable in approximately the same amount owed by ANI to Zaiq, which will occur simultaneously with the execution of this Agreement and pursuant to a separate agreement among NVC and Zaiq, and the immediate forgiveness and cancellation of such receivable; and

         (ii) $750,000 shall be paid by the issuance by NVC of shares of its capital stock to TLSI, Inc. ("TLSI") for consideration consisting of the receivable in the same amount owed by ANI to TLSI, which will occur simultaneously with the execution of this Agreement and pursuant to a separate agreement among NVC and TLSI, and the immediate forgiveness and cancellation of such receivable.

5.2      DEVELOPMENT FEE AND ROYALTIES.

         5.2.1 DEVELOPMENT FEE AND ROYALTIES. In consideration of the rights granted under Article 4 of this Agreement, NVC shall pay ANI the development fee set forth in Section 5.2.2 and the royalties set forth in Section 5.2.3.

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         5.2.2    DEVELOPMENT FEE. NVC shall pay ANI a Development Fee in the total amount of one million five hundred fifty nine thousand dollars (US$1,559,000.00), to be paid as follows:

                  (a) ***
                  (b) ***
                  (c) ***
                  (d) ***
                  (e) ***
                  (f) ***
                  (g) ***

         5.2.3    ROYALTIES.  NVC shall pay ANI the following royalties:

                  (i) *** percent (***%) of the Net Sales Price of all Products sold by NVC; and

                  (ii) *** percent (***%) of License Revenues received by NVC, provided that, for any period or periods in which NVC's aggregate License Revenues are less than or equal to *** percent (***%) of the aggregate revenue base upon which they are calculated, ANI agrees to renegotiate in good faith the royalty for License Revenues with NVC with a view to reaching mutual agreement on a royalty for License Revenues that is economically viable for NVC.

                  A. REPORTS AND PAYMENTS. NVC shall provide to ANI within sixty
                  (60) days after the end of each calendar quarter a report setting forth the calculation of the royalties due in respect of such quarter, accompanied by payment of such royalties; provided, however, that if by the time such report is due NVC has not received payment of the amount upon which the royalty is calculated, it may defer payment of the royalty in respect of such amount until received, but not for more than an additional sixty (60) days. If no Products have been sold in such quarter, the report shall so state. All payments shall be made by check or wire transfer in US Dollars to such address or bank account as may be designated by ANI from time to time.

                  B. RECORDS AND AUDITS. NVC shall keep complete and accurate books and records of all sales of Products by NVC, which may be inspected by ANI from time to time upon reasonable notice. If any such inspection discloses underpayments of royalties for any period audited, NVC shall pay such amount promptly with interest at a rate of 1.5% per month (or, if less, the highest amount permitted by law); provided that if the amount due exceeds 5% of the amount paid for such period, in addition NVC shall reimburse ANI for the reasonable cost of the inspection.

                  C. CREDIT AGAINST ROYALTIES. In appreciation of professional services business previously given by NVC to ANI, the first $400,000 of royalties otherwise payable by NVC shall be offset by a credit in the same amount.

         5.2.4 LATE PAYMENTS. Royalties not paid when due shall be subject to interest at the rate of one-and-one-half percent (1-1/2%) per month or, if less, the maximum rate of interest allowable under law. If any royalties are not paid when due hereunder, ANI shall be entitled to recover its costs and expenses (including without limitation reasonable and necessary collection fees and attorney fees) incurred in connection with collecting such royalties.


*** Confidential material redacted and filed separately with the Commission.

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6.       MWB IP PROGRAM

6.1 PROSECUTION. From and after the Effective Date, ANI shall diligently and promptly file all applications in respect of all MWB IP on behalf of both ANI and NVC as co-owners of an equal share of all MWB IP, and shall diligently and competently conduct any prosecution and maintenance of all MWB IP (the "MWB IP Program"). ANI will keep NVC fully informed of the status of the MWB IP Program and promptly provide NVC with all copies and documents related to the MWB IP Program. NVC shall cooperate with ANI's filing, prosecution and maintenance under the MWB IP Program in all respects reasonably requested by ANI, and hereby appoints ANI as its attorney-in-fact to take any actions or execute any documents necessary for reasonably conducting such filing, prosecution and maintenance under the MWB IP Program in the event that NVC fails to do so. If ANI fails to diligently and competently conduct the prosecution and maintenance of a filed application or issued patent, then NVC may do so, at its own expense. If NVC requests that ANI seek patent protection for the MWB IP in one or more countries where ANI is not seeking such protection, and if ANI refuses or fails to diligently and promptly do so, then NVC may do so, at its own expense. To the extent necessary, ANI shall cooperate with NVC's filing, prosecution and maintenance of any such applications and patents in all respects reasonably requested by NVC, and hereby appoints NVC as its attorney-in-fact to take any actions or execute any documents necessary for reasonably conducting such filing, prosecution and maintenance in the event that ANI fails to do so.

6.2 COSTS OF THE MWB IP PROGRAM. Except with respect to an application pursued solely by NVC, all reasonable costs of the MWB IP Program shall be shared equally by both Parties, and NVC shall remit its share of such costs to ANI promptly upon written demand therefor, accompanied by supporting documentation setting forth in reasonable detail the costs, including without limitation filing fees and invoices for services rendered by third parties.

7.       THIRD PARTY INFRINGEMENT OF IP RIGHTS

7.1 PROSECUTION. If at any time either Party obtains information that there is occurring substantial infringement by any unlicensed party of the PowerStream IP or the MWB IP, such Party shall promptly give written notice thereof to the other Party.

         7.1.1 INFRINGEMENT OUTSIDE FIELD. In the case of infringement of the MWB IP outside of the Field, ANI shall determine in its sole discretion whether and, if so, how to take action against such infringement. If ANI for any reason does not bring suit against or enter into negotiation for a settlement with any alleged infringer of the MWB IP within a reasonable time after receiving notice of the alleged infringement (it being agreed that ANI's failure to so act for a period in excess of 90 days shall be deemed to be unreasonable), then NVC may seek to prevent such infringement by any means that NVC, in its sole discretion, may deem to be necessary. If NVC takes action against such infringement, ANI shall reimburse NVC for all reasonable fees and costs, including attorney fees, incurred by NVC in connection therewith. Any recovery obtained by NVC or ANI, as the case may be, as the result of its proceeding against infringement of the MWB IP by court action, settlement or otherwise shall be paid over to, or retained by, ANI after deducting from such recovery the reasonable expenses (including attorneys' fees) incurred in connection with the protection and enforcement of such IP.

         7.1.2 INFRINGEMENT IN FIELD. In the case of infringement of the MWB IP in the Field, NVC shall determine in its sole discretion whether and, if so, how to take action against such infringement. If NVC for any reason does not bring suit against or enter into negotziation for a settlement with any alleged infringer of the MWB IP within a reasonable time after receiving notice of the alleged infringement (it being agreed that NVC's failure to so act for a period in excess of 90 days shall be deemed to be unreasonable), then ANI may seek to prevent such infringement by any means that ANI, in its sole discretion, may deem to be necessary. If ANI takes action against such infringement, NVC shall reimburse ANI for all reasonable fees and costs, including attorney fees, incurred by ANI in connection therewith. Any recovery obtained by ANI or NVC, as the case may be, as the result of its proceeding against infringement of the MWB IP by court action, settlement or otherwise shall be paid over to, or retained by, NVC after deducting from such recovery the reasonable expenses (including attorneys' fees) incurred in connection with the protection and enforcement of such IP, and shall be treated for royalty purposes as License Revenues.

         7.2 COOPERATION. In connection with any action taken by either Party hereto to protect or enforce the PowerStream IP or the MWB IP or to prevent infringement thereof, the other Party shall, if requested, make available to the Party undertaking such action, at the expense of such Party, any and all relevant information, data, documents, consultants, expert witnesses, and any other materials or assistance of any kind whatsoever. In addition, as required by law or applicable local procedural rules, either Party shall join as party plaintiff in any suit filed by the other Party, and hereby appoints the other Party as its attorney-in-fact to enter its appearance as a party plaintiff and execute any necessary documents in the event that the joining Party fails to do so. The Party undertaking any such action shall reimburse the other Party for all costs and expenses the other Party reasonably incurs in connection with its involvement in such action. Neither Party may enter into a settlement of a claim of infringement of or by the MWB IP without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

8.       REPRESENTATIONS AND WARRANTIES; DISCLAIMER OF CERTAIN WARRANTIES

8.1 REPRESENTATIONS AND WARRANTIES. ANI represents and warrants to NVC as follows:

         (i) ANI is the sole owner of all right, title, and interest in and to the PowerStream IP, or by license has the full power and authority to enter into this Agreement and to grant the rights provided herein,

         (ii) the execution, delivery and performance of this Agreement has been authorized by all required action on the part of ANI, and does not violate any agreement to which ANI is a party or to which its properties or assets are subject;

         (iii) this Agreement is valid, legally binding and enforceable on ANI in accordance with its terms, except as enforceability may be limited by general equitable principles and laws affecting creditors' rights generally;

         (iv) the PowerStream IP constitutes all of the IP rights that relate to the PowerStream Technology; (ii) ANI is not aware of any infringement or claim of infringement of the PowerStream IP or the MWB IP; (iii) ANI is not aware of any IP rights of any other party that would be infringed or misappropriated by the license granted to NVC in this Agreement, the MWB Technology or the making, using, selling, offering for sale, importing or exporting of Products in the Field; and (iv) no interference or opposition proceeding is pending or threatened relating to the PowerStream Patents or the MWB Patents; and

         (v) all MWB Deliverables will, when delivered, comply with the Specifications and be free of Errors, and all Deliverables will, when delivered, be free of any back door, time bomb or similar feature, and any virus or other component designed to permit unauthorized access or disable, erase, or otherwise harm software, hardware or data.

8.2 DISCLAIMER OF OTHER WARRANTIES. ANI MAKES NO OTHER WARRANTIES IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE POWERSTREAM IP, THE MWB IP, OR ANY PRODUCT. ANI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF ANY PATENT, THAT ANY PRODUCT WILL BE FREE FROM INFRINGEMENT OF PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE INFRINGING ANY OF THE IP COVERED BY THIS AGREEMENT.

9.       INDEMNIFICATION

9.1 INDEMNIFICATION BY ANI FOR INFRINGEMENT CLAIMS. ANI shall (i) defend and/or, at its option, settle any initiated or threatened litigation, suit, arbitration or other proceeding by a third party (each, a "Proceeding") against NVC, and any licensee, sublicensee, assignee, or transferee of NVC (the "Indemnitees"), based on a claim that the PowerStream Technology or any Products, because of the PowerStream Technology or MWB IP embodied therein, infringe any IP rights of a third party, and (ii) pay any direct damages finally awarded in such Proceeding, including any amount agreed to by ANI in a settlement; provided that (a) ANI is allowed sole control of the defense and settlement negotiations (although each Indemnitee may, at its option, be advised by separate counsel at its own expense), (b) each Indemnitee notifies ANI promptly in writing of such Proceeding (provided that the delay in furnishing notice or failure to give notice shall only relieve ANI of its indemnification obligations hereunder if and to the extent that such delay or failure materially prejudices ANI) and gives ANI all information known to NVC or in its possession or control relating thereto and reasonably necessary for such defense or settlement, and
         (c) each Indemnitee cooperates in all respects reasonably requested by ANI in the settlement and/or defense, at ANI's cost and expense. If Products are, or in the opinion of ANI may become, the subject of any such Proceeding, ANI may, and in the event of an adjudication that any Products infringe third party IP rights or an injunction is issued against NVC's or any Indemnitee's use of the PowerStream Technology or Products because of the PowerStream IP or MWB IP embodied therein, ANI shall, at its expense, do one of the following things: (1) procure for NVC and its Licensees the right to use such Products as authorized in this Agreement; (2) replace the Deliverables containing the infringing PowerStream Technology or MWB Technology with Deliverables containing non-infringing technology of equivalent functionality; or (3) if none of the foregoing remedies are commercially feasible, upon the destruction by NVC and its Licensees of such Products, which NVC and its Licensees shall do promptly upon written request by ANI, refund to NVC a reasonable amount (not to exceed the license fee, the development fee and the royalties paid by NVC pursuant to this Agreement), and suspend the license granted by this Agreement to the extent and as long as the exercise of rights under such license would infringe such third party IP rights. ANI shall have no obligations under this Section 9.1 to the extent that such infringement results from (A) modifications to the Deliverables by someone other than ANI or someone authorized by ANI, if such infringement would have been avoided by the absence of such modifications, or (B) the combination, operation or use of the PowerStream Technology or the MWB Technology with equipment, devices or software not supplied by ANI if such claim would not have arisen but for such combination, operation or use. THE FOREGOING STATES NVC'S SOLE AND EXCLUSIVE REMEDY AND ANI'S ENTIRE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF ANY KIND.

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

9.2 INDEMNIFICATION BY NVC FOR INFRINGEMENT CLAIMS. NVC shall (i) defend, and/or at its option settle, any Proceeding by a third party against ANI based on a claim that Products as sold by NVC infringe any IP rights of a third party, to the extent that such claim or suit arises out of an unauthorized modification of the Deliverables by NVC or its Licensees, or the combination, operation or use of the PowerStream Technology or the MWB Technology with equipment, devices or software not supplied by ANI, if such claim would not have arisen but for such combination, operation or use, unless ANI authorized or agreed to such modification, combination, operation or use; and (ii) pay any direct damages finally awarded in such Proceeding, including any amount agreed to by NVC in a settlement, provided that (a) NVC is allowed sole control of the defense and settlement negotiations (although ANI may, at its option, be advised by separate counsel at its own expense); (b) ANI notifies NVC promptly in writing of such Proceeding (provided that the delay in furnishing notice or failure to give notice shall only relieve NVC of its indemnification obligations hereunder if and to the extent that such delay or failure materially prejudices NVC) and gives NVC all information reasonably known to ANI or in its possession or control relating thereto and reasonably necessary for such defense or settlement, and (c) ANI cooperates in all respects reasonably requested by NVC in the settlement and/or defense, at NVC's cost and expense. THE FOREGOING STATES ANI'S SOLE AND EXCLUSIVE REMEDY AND NVC'S ENTIRE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF ANY KIND.

9.3      INDEMNIFICATION FOR OTHER CLAIMS.

         (a) IN GENERAL. Subject to the limitations set forth in Section 9.3(b), ANI will indemnify and hold harmless NVC, and NVC will indemnify and hold harmless ANI, from and against any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable legal fees if the Indemnifying Person, as hereinafter defined does not elect to defend, as hereinafter provided), net of any recoveries under insurance policies or tax savings benefiting the person entitled to indemnification hereunder (an "Indemnified Person"), arising out of any Proceeding by a third party based upon a misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the other Party (the "Indemnifying Person") in this Agreement (hereafter in this Section 9.3 referred to as "Damages").The Parties agree that the provisions of this Section 9.3 will not apply to indemnification claims for infringement covered by Sections 9.1 or 9.2, nor to breach of contract claims of one Party against the other.

         (b) INDEMNIFICATION LIMITATIONS. The indemnification provided for in
Section 9.3(a) will not apply unless and until the aggregate Damages for which an Indemnified Person seeks indemnification under Section 9.3(a) exceeds $50,000, in which event the indemnification provided for in Section 9.3(a) will include all Damages in excess of such sum.

         (c) INDEMNIFICATION PROCEDURE. Promptly after the receipt by any Indemnified Person of notice or discovery of any claim or Proceeding giving rise to indemnification rights under this Section 9.3, such Indemnified Person will give the Indemnifying Person written notice of such claim or Proceeding (for purposes of this Section 9.3, a "Claim"). Within ten days of delivery of such written notice, the Indemnifying Person may, at its expense, elect to take all necessary steps properly to contest any Claim or to defend such Claim to conclusion or settlement. If the Indemnifying Person makes the foregoing election, then the Indemnifying Person will take all necessary steps to contest any such Claim or to defend such Claim to conclusion or settlement, and will notify the Indemnified Person of the progress of any such Claim, will permit the Indemnified Person, at such person's expense, to participate in such defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of such Indemnified Person, for the same counsel to represent both the Indemnified Person and the Indemnifying Person in the resolution of such Claim, then the Indemnified Person may retain separate counsel at its expense), and will provide the Indemnified Person with reasonable access to all relevant information and documents relating to the Claim and the Indemnifying Person's prosecution or defense thereof. If the Indemnifying Person does not make such election, then the Indemnified Person shall be free to handle the defense of any such Claim, will take all necessary steps to contest any such Claim or to defend such Claim to conclusion or settlement, will notify the Indemnifying Person of the progress of any such Claim, and will permit the Indemnifying Person, at the expense of the Indemnifying Person, to participate in such defense and will provide the Indemnifying Person with reasonable access to all relevant information and documents relating to the Claim and such Indemnified Person's defense thereof. In either case, the party not in control of a Claim will fully cooperate with, and will cause its counsel, if any, to fully cooperate with, the other party in the conduct of the defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either such Indemnified Person (if the Indemnifying Person defends the Claim) or the Indemnifying Person (if such Indemnified Person defends the Claim), such consent not to be unreasonably withheld.

         (d) NOTICE OF CLAIM. Any written notice of a Claim required under this
Section 9.3 will be in writing and will contain the following information to the extent reasonably available to the Indemnified Person:

                  (i) the Indemnified Person's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third-party plaintiff in an action brought against such Indemnified Person); and

                  (ii) a brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on such Indemnified Person's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to such Indemnified Person) and copies of any formal demand or complaint.

10.      CONFIDENTIALITY

10.1 CONFIDENTIAL INFORMATION. Each Party acknowledges that the other has provided, and will continue to provide during the term of this Agreement, access to certain confidential information, including but not limited to specifications, designs, plans, drawings, schematics, data prototypes and other technical and business information (hereinafter collectively referred to as "Confidential Information"), which is of substantial value, and that the other's business will be impaired if such Confidential Information is improperly disclosed or used. The terms of this Agreement shall be Confidential Information of each Party and shall be subject, on behalf of each of them, to the restrictions on disclosure described in this Article 10.

10.2 DESIGNATION. No information of either Party disclosed hereunder shall be considered Confidential Information unless it is so designated in a reasonably clear manner. This provision shall be satisfied: (i) as to documentary disclosure, by marking "ANI Confidential", "ANI Proprietary" or the like, or "NVC Confidential", "NVC Proprietary" or the like on documents or other media containing Confidential Information; (ii) as to oral disclosures, by notifying the other Party in writing within thirty (30) days of each such oral disclosure that it contained Confidential Information and identifying specifically the information asserted to be confidential.

10.3 RESTRICTIONS. Neither party shall disclose Confidential Information of the other party to any third party for any purpose. Each party shall use, and require its employees and contractors to use, the Confidential Information of the other solely and exclusively in connection with the purpose stated in Section 1 of this Agreement and shall permit access to the Confidential Information only to those of the receiving party's employees or contractors who need to know the same in the performance of their duties in connection with this Agreement and who are legally obligated to comply with this Agreement by written agreement or otherwise.

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

10.4 EXCEPTIONS. The foregoing restrictions shall not be applicable with respect to information that: (a) was previously known to the receiving party free of any confidentiality obligation, as can be demonstrated by the contemporaneous records of that party, (b) was independently developed by the receiving party without use of the Confidential Information received hereunder, (c) is or becomes publicly available other than by unauthorized disclosure hereunder, (d) is disclosed to third parties by the disclosing party without restriction, or (e) is received by the receiving party from a third party without restriction and without violation of any confidentiality obligation.

10.5 PERMITTED DISCLOSURES. Disclosure of Confidential Information shall not be a breach of this Agreement: (a) if such disclosure is compelled by the order of a court or governmental or regulatory agency, provided that the party making the disclosure shall have promptly advised the other party and made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be placed under seal or similar procedure to maintain the confidentiality of such Confidential Information and used only for the purpose for which the order was issued, (b) to the extent necessary to governmental officials in obtaining governmental approvals, if any, required in connection with the manufacture, use or sale of any Product, (c) to the extent that publication or disclosure of technical information is necessary to continue, renew or obtain additional Patents, or (d) with respect to this Agreement, to the extent reasonably deemed necessary by NVC as a result of its disclosure obligations under the federal securities laws.

11.      MAINTENANCE; SUPPORT AND UPDATES

11.1 During the Maintenance Period, ANI shall provide maintenance, support, Improvements and Updates, and correct or repair any Error or replace any Deliverable containing an Error, at its expense and free-of-charge to NVC (the "Maintenance Services"). ANI's obligations to correct or repair Errors reported during the Maintenance Period shall continue after the Maintenance Period. ANI shall provide any Maintenance Services requested by NVC promptly following such request. All Maintenance Services shall be performed by persons with the required technical expertise regarding the applicable Deliverable, PowerStream Technology and MWB Technology.

11.2 For twelve months following the termination of the Maintenance Period, ANI shall provide up to three person-days per month of support to NVC in its use and implementation of the PowerStream Technology and MWB Technology, unless such support qualifies as Maintenance Services, at a rate of $1,250/person/day, plus reasonable expenses for ANI employees traveling to NVC if such trips are required to provide such support. If NVC's requests for support exceed in the aggregate three days per month, NVC will forecast and commit to purchase a specified level of support so that ANI can plan and, if necessary, procure, sufficient support resources.

12.      LIMITATION OF LIABILITY

12.1 EXCEPT WITH RESPECT TO A BREACH OF THE TERMS OF SECTION 8, OR AS PROVIDED IN SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED, KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

12.2 THE LIMITATIONS STATED IN SECTION 12.1 ABOVE SHALL APPLY WHETHER THE ASSERTED LIABILITY OR DAMAGES IS BASED ON CONTRACT (INCLUDING BUT NOT LIMITED TO BREACH OF WARRANTY), TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS. EACH OF THE LIMITATIONS OF LIABILITY IS INTENDED TO BE ENFORCEABLE REGARDLESS OF WHETHER ANY OTHER EXCLUSIVE OR NONEXCLUSIVE REMEDY UNDER THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

13.      TERM AND TERMINATION

13.1 TERM. This term of this Agreement begins on the Effective Date and shall continue until the expiration of the last expiring PowerStream Patent or MWB Patent.

13.2 TERMINATION OF DEVELOPMENT OBLIGATIONS. Notwithstanding Section 13.1, the provisions of Section 4.1, Section 5.2 and Article 11 may be terminated by a Party in any of the following events:

         a. Either Party may terminate if the other Party breaches a material obligation under this Agreement and such breach continues uncured for a period of thirty (30) days after written notice thereof or, if such breach is curable but cannot be cured within said thirty (30) days after written notice thereof, when the defaulting party has not within said thirty (30) days initiated reasonable action to attempt to cure it. Notwithstanding the foregoing, in the event that one party breaches a material obligation under this Agreement, and such breach continues uncured for a period of ninety (90) days after written notice thereof, the non-defaulting party may immediately terminate this Agreement on the ninety-first day after notice of such breach.

         b. Either Party may terminate upon not less than twenty (20) days' written notice to the other Party if (i) a petition in bankruptcy is filed by or against the other Party, or a receiver or trustee of the property of the other Party is appointed, and such petition or appointment shall remain undismissed for a period of sixty (60) days, (ii) the other Party files a petition for reorganization under any bankruptcy, insolvency, reorganization, or other similar law, or makes an assignment for the benefit of creditors, (iii) the other Party is adjudged bankrupt or insolvent by any court of competent jurisdiction, or (iv) the other Party initiates any liquidation or termination of business or ceases doing business in the normal course.

         c.       NVC may terminate by written notice to ANI as provided in
                  Section 4.1 on or after ANI's failure to timely correct the Errors in a third Error Report.

13.3 EFFECTS OF TERMINATION. Upon any termination of this Agreement pursuant to Section 13.2, ANI shall deliver to NVC all Deliverables and work in process for which payment has been made, NVC will pay ANI any sums then due pursuant to this Agreement, and each Party will return to the other Party or, where the return of such material is commercially impractical, destroy all of the other's Confidential Information. All other provisions of this Agreement shall remain in full force and effect, except for ANI's requirements relating to the development and delivery of future MWB Deliverables, ANI's maintenance and support obligations, and NVC's obligations to pay ANI development fees for work that has not been delivered and royalties pursuant to Section 5.2. Neither termination nor expiration of this Agreement shall relieve any Party from the duty to discharge all of such Party's obligations accrued or due prior to the date thereof, nor shall the exercise of the right to terminate by either Party constitute a waiver of any other remedies the terminating Party may have in law or equity.

13.4     SURVIVAL. The Parties specifically agree that the license granted under
         Article 3 and the co-ownership provisions under Sections 4.2, 4.3 and
         4.4 hereof will survive any termination pursuant to Section 13.2, any petition in bankruptcy, appointment of a receiver or trustee, reorganization, insolvency, liquidation or ceasing to do business of ANI or any successor, assignee or transferee of ANI. NVC does not waive, and nothing in this Agreement or the performance of this Agreement shall be construed or interpreted to constitute a waiver of, NVC's rights under 11 U.S.C. ss.365(n) or any equivalent or similar provisions under any other law, statute, regulation or order.

14.      NOTICES.

         All notices or other communications required to be given hereunder shall be deemed sufficient if in writing and (a) personally delivered,
         (b) transmitted by pre-paid express courier, (c) transmitted by facsimile (and confirmed by certified mail return receipt requested) or
         (d) provided by e-mail, with a confirmation of receipt, to the respective address of the parties set forth below:

         To ANI:                    Adaptive Networks, Inc.
                                    94 Wells Avenue
                                    Newton, Massachusetts 02459
                                    Attn: Michael Propp
                                    Phone: (617) 969-4050, ext. 24
                                    Facsimile: (617) 969-6898
                                    Email: mpropp@adaptivenetworks.com

         To NVC:                    New Visual Corporation
                                    5920 Friars Road, Suite 104
                                    San Diego, CA 92108
                                    Attn: C. Rich Wilson III
                                    Phone: (619) 692-0333
                                    Facsimile: (619) 718-7446
                                    EmaiL: CRW@NEWVISUAL.com

         or at such other address as either party shall have designed by written notice to the other.

15.      MISCELLANEOUS

15.1 MODIFICATIONS. No modifications or amendments to this Agreement shall be valid unless in writing and signed by and on behalf of both Parties.

15.2 ASSIGNMENT. This Agreement shall be binding upon ANI's or NVC's successors or permitted assigns. Either Party (the "Seller") may assign its rights hereunder to the purchaser or surviving entity (the "Purchaser") in any stock, assets, merger or other transaction in which all or substantially all of the business of such Party, or that part of the business to which the subject matter of this Agreement relates, is transferred, regardless of the form such transaction may take; [provided that the Purchaser assumes all of the obligations of the Seller hereunder and the Seller hereunder remains jointly and severally liable for such obligations. If the Purchaser, or any other party controlling, controlled by, or under common control with the Purchaser, is a Competitor of the other Party to this Agreement, then the assignment permitted by the preceding sentence shall only be permitted if such other Party gives its written consent, which shall not be unreasonably withheld. Except as expressly authorized in this Section, this Agreement may not be assigned, sold, mortgaged, pledged or otherwise disposed of by either Party in whole or part without the prior written consent of the other Party, and any attempt to do so shall be void and without effect.

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

15.3 INJUNCTIVE RELIEF. The covenants and agreements of the Parties in Sections 3.1, 3.2, 4.3 and Article 10 hereof are of a special character, and the Parties acknowledge that money damages alone may not compensate for any breach of such covenants and agreements. Therefore, the Parties expressly agree that in the event of the breach or threatened breach of any such covenants or agreements, in addition to any other rights or remedies, the parties shall be entitled to injunctive relief (without any requirement to post bond in connection therewith) compelling specific performance of, and other compliance with, the terms of such sections.

15.4 INTEGRATION. This Agreement and any attachments hereto constitute the entire agreement between the Parties hereto with respect to the subject matter hereof. There are no agreements, understandings, covenants, conditions or undertakings, oral or written, express or implied, concerning such subject matter that are not merged herein or superseded hereby.

15.5 SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

15.6 FORCE MAJEURE. Neither Party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, flood, war, embargo, riot or the intervention of any government authority, provided that the party suffering the delay notifies the other party of the delay, acts diligently to remedy the cause of such delay, and promptly resumes its performance upon the cessation of the cause for the delay. Notwithstanding the foregoing, a party's performance shall not be excused for delays caused by any subcontractor or agent of that party, except to the extent that such subcontractor's or agent's performance of its obligations to that party would be excused if this Section 15.6 were to apply to such obligation.

15.7 RELATIONSHIP OF PARTIES. The Parties are independent contractors and are not, and shall not represent themselves as, principal and agent, partners or joint venturers. Neither party shall attempt to act, or represent itself as having the power, to bind the other or create any obligation on behalf of the other.

15.8 NON-SOLICITATION. Unless otherwise agreed to by the Parties in writing, for the term of this Agreement and one year thereafter, neither Party shall recruit or solicit, offer employment to, or hire or employ any person who (i) is an employee or independent contractor of the other Party, or (ii) was an employee or independent contractor of the other Party within one year prior to any recruitment, solicitation, or employment of such person.

15.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its choice of law principles.

15.10 DISPUTE RESOLUTION. All disputes arising under this Agreement between the Parties shall be resolved as follows: First, the senior management of each Party shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by senior management, either party may make a written demand for formal dispute resolution. Within 30 days after such demand, the parties agree to meet for one day with an impartial mediator (mutually agreed upon by the parties or, if the parties cannot agree, selected by two mediators, one proposed by each party) and consider dispute resolution alternatives other than litigation. If a resolution or an alternative method of dispute resolution is not agreed upon within 15 days after the mediation, either party may begin litigation proceedings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


NEW VISUAL CORPORATION                               ADAPTIVE NETWORKS, INC.


By:  /S/ C. RICH WILSON III                          By:  /S/ MICHAEL PROPP

Name: C. Rich Wilson III                             Name:  Michael Propp

Title:  VP Bus. Dev., Corp. Sec.                     Title:  President

                                    EXHIBIT A

                          AMENDMENTS AND/OR SUPPLEMENTS
                          -----------------------------
                                       TO
                                       --
            MWB DELIVERABLES SPECIFICATIONS AND DEVELOPMENT SCHEDULE
            --------------------------------------------------------


[TO BE SUPPLIED FROM TIME TO TIME BY MUTUAL AGREEMENT PURSUANT TO SECTION 4.1.]

                                    EXHIBIT B

                            POWERSTREAM DELIVERABLES
                            ------------------------


A.       POWERSTREAM PATENTS
         -------------------

B.       COPYRIGHTED DELIVERABLES
         ------------------------

         1.       SOURCE CODE

                  [As described in the documents entitled "Project Plan for Design and Verification of a Multiple Wide Band (MWB) Communications System Prototype, Nov 19, 2001 Revision 0.3" and "High-Data-Rate Long-Distance Communications for Noisy and Attenuated Media such as VDSL, Rev 1.00, September 10, 2001", as the same may be completed, amended and/or supplemented by the mutual agreement of the Parties]

         2.       DOCUMENTATION

                  [As described in the documents entitled "Project Plan for Design and Verification of a Multiple Wide Band (MWB) Communications System Prototype, Nov 19, 2001 Revision 0.3" and "High-Data-Rate Long-Distance Communications for Noisy and Attenuated Media such as VDSL, Rev 1.00, September 10, 2001", as the same may be completed, amended and/or supplemented by the mutual agreement of the Parties]

C.       OTHER DELIVERABLES
         ------------------

                  [As described in the documents entitled "Project Plan for Design and Verification of a Multiple Wide Band (MWB) Communications System Prototype, Nov 19, 2001 Revision 0.3" and "High-Data-Rate Long-Distance Communications for Noisy and Attenuated Media such as VDSL, Rev 1.00, September 10, 2001", as the same may be completed, amended and/or supplemented by the mutual agreement of the Parties]

                                    EXHIBIT C

                               POWERSTREAM PATENTS
                               -------------------


 1.       POWER LINE COMMUNICATION SYSTEM

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               4,815,106
------------------------------------------- ------------------------------------
Canada                                      1,280,483
------------------------------------------- ------------------------------------
France                                      87903064.1
------------------------------------------- ------------------------------------
Italy                                       87903064.1
------------------------------------------- ------------------------------------
Japan                                       2,922,860
------------------------------------------- ------------------------------------

 2.       METHOD AND APPARATUS FOR DATA ENCODING AND COMMUNICATION OVER NOISY
          MEDIA

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               5,727,004
------------------------------------------- ------------------------------------
Australia                                   707999
------------------------------------------- ------------------------------------
Canada                                      2215,380
------------------------------------------- ------------------------------------
China                                       96193900.1
------------------------------------------- ------------------------------------
European Patent Application                 96908777.4-2212
------------------------------------------- ------------------------------------
Japan                                       08-527795
------------------------------------------- ------------------------------------

 3.       METHOD AND APPARATUS FOR DATA ENCODING AND COMMUNICATION OVER NOISY
          MEDIA

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               5,872,791
------------------------------------------- ------------------------------------


 4.       METHOD AND APPARATUS FOR DATA ENCODING AND COMMUNICATION OVER NOISY
          MEDIA

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               5,944,842
------------------------------------------- ------------------------------------


 5.       RECONFIGURABLE ON-DEMAND TELEPHONE AND DATA LINE SYSTEM

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               5,774,526
------------------------------------------- ------------------------------------
Australia                                   706,579
------------------------------------------- ------------------------------------
Canada                                      2,227,267
------------------------------------------- ------------------------------------
China
------------------------------------------- ------------------------------------
European Patent Application                 9692799.6
------------------------------------------- ------------------------------------
Israel                                      122,965
------------------------------------------- ------------------------------------
Japan                                       97-506974
------------------------------------------- ------------------------------------
South Korea                                 98-700343
------------------------------------------- ------------------------------------
Taiwan                                      124,951
------------------------------------------- ------------------------------------

 6.       WIDEBAND COMMUNICATION SYSTEM USING DELAY LINE CLOCK MULTIPLIER

------------------------------------------- ------------------------------------
COUNTRY                                     PATENT #
------------------------------------------- ------------------------------------
United States                               Patent Application No. 09/837,760
------------------------------------------- ------------------------------------

 7.       TOKEN PASSING ARRANGEMENT FOR POWER LINE COMMUNICATION SYSTEM

-------------------------------------------- -----------------------------------
COUNTRY                                      PATENT #
-------------------------------------------- -----------------------------------
United States/WIPO                           PCT/US01/12553
-------------------------------------------- -----------------------------------

 8.       DIGITAL EQUALIZATION PROCESS AND MECHANISM

-------------------------------------------- -----------------------------------
COUNTRY                                      PATENT #
-------------------------------------------- -----------------------------------
United States                                Provisional Application No.
                                             60/311,081
-------------------------------------------- -----------------------------------

 9.       ERROR CORRECTION PROCESS AND MECHANISM

-------------------------------------------- -----------------------------------
COUNTRY                                      PATENT #
-------------------------------------------- -----------------------------------
United States                                Provisional Application No.
                                             60/310,824
-------------------------------------------- -----------------------------------

                                    EXHIBIT D

                                   MWB PATENTS
                                   -----------


1. VARYING LOAD AND MODULATION APPLIED TO EACH OF MULTIPLE FREQUENCY SUBCHANNELS BASED ON ANTICIPATED ATTENUATION EXPERIENCED BY THOSE SUBCHANNELS

-------------------------------------------- -----------------------------------
COUNTRY                                      PATENT #
-------------------------------------------- -----------------------------------
United States                                Provisional Application No.
                                             60/315,950
-------------------------------------------- -----------------------------------